EXHIBIT 10.2(b)
FIRST AMENDMENT
TO THE
BELO SAVINGS PLAN
(As Amended and Restated Effective August 1, 2004)
     Belo Corp., a Delaware corporation, pursuant to authorization by the Compensation Committee of the Board of Directors, adopts the following amendments to the Belo Savings Plan (the “Plan”).
     1. Section 6.8 of the Plan (“Direct Rollovers”) is amended by adding a new subsection thereto to read as follows:
     (e) Automatic Rollovers. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 6.1(d), if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Plan will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.
     2. The foregoing amendment will be effective with respect to distributions made on or after March 28, 2005.
     Executed at Dallas, Texas, this 1st day of March, 2005.

BELO CORP.
By:	/s/ Marian Spitzberg
Marian Spitzberg
Senior Vice President, Human Resources